UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 18, 2003

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1- 4311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

2200 Northern Boulevard, East Hills, NY		11548
(Address of principal executive offices)		(Zip Code)
(516) 484-5400
(Registrant's telephone number, including area code)

ITEM 8. Change in Fiscal Year.

On August 18, 2003, the Registrant’s Board of Directors, acting through its Executive Committee, determined to change the Registrant’s fiscal year, effective with its 2004 fiscal year. Prior to this change, the Registrant’s fiscal year ended on the Saturday closest to July 31. As changed, the 2004 fiscal year will commence on August 3, 2003, and end on July 31, 2004, and each fiscal year thereafter will commence on August 1 and end on July 31 of the following calendar year. Coincident with this change, the Registrant’s fiscal quarters will end on October 31, January 31 and April 30 each year. The Registrant will not be required to file a transition report in connection with this change of fiscal year. See Release No. 33-6823, 1989 SEC LEXIS 377 (Securities and Exchange Commission, March 2, 1989), fn. 26.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation

August 21, 2003	/s/	Lisa McDermott
Lisa McDermott
Chief Accountant